Schedule A

Fund	Date	Transaction	Number of shares	Price
Pivotal bioVenture Partners Fund I, L.P.	02/17/2026	Sale	510	$4.9893(1)
NFLS Beta Limited		Sale	290
Pivotal bioVenture Partners Fund I, L.P.	02/18/2026	Sale	5,076	$4.6478(2)
NFLS Beta Limited		Sale	2,891
Pivotal bioVenture Partners Fund I, L.P.	02/19/2026	Sale	4,751	$4.8762(3)
NFLS Beta Limited		Sale	2,685
Pivotal bioVenture Partners Fund I, L.P.	02/20/2026	Sale	828	$5.1386(4)
NFLS Beta Limited		Sale	472
Pivotal bioVenture Partners Fund I, L.P.	02/23/2026	Sale	956	$4.9775(5)
NFLS Beta Limited		Sale	544
Pivotal bioVenture Partners Fund I, L.P.	02/24/2026	Sale	828	$5.0017(6)
NFLS Beta Limited		Sale	472
Pivotal bioVenture Partners Fund I, L.P.	02/25/2026	Sale	3,228	$4.9799(7)
NFLS Beta Limited		Sale	1,838
Pivotal bioVenture Partners Fund I, L.P.	02/26/2026	Sale	9,748	$4.6604(8)
NFLS Beta Limited		Sale	5,552

1 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.93 to $5.03 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

2 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.50 to $5.15 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

3 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.70 to $5.25 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

4 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $5.03 to $5.23 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

5 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.92 to $5.04 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

6 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.92 to $5.12 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

7 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.90 to $5.07 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range

8 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.52 to $5.11 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range